UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 16, 2002



                          Commission file number 0-8638

             WULF INTERNATIONAL LTD (formerly Wulf Oil Corporation) (Exact name of registrant as specified in its charter)


COLORADO                                                              83-0218086
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

                2591 Dallas Parkway, Suite 300, Frisco, TX 75034
               (Address of principal executive offices) (Zip Code)

                                  972-292-3255
              (Registrant's telephone number, including area code)

Item 5. Other Events

Yung Jin International Investment Ltd has agreed to loan Wulf International Ltd $500 million to be used for Wulf's Philippines Low-Income Housing Project. Yung Jin is a wholly owned subsidiary of Sino American International Foundation Ltd, and the loan agreement was signed at their headquarters in Schenzhen, China.

Sino American first offered this loan in mid-January 2002. Since then Wulf has provided Sino American with detailed information on its 1 million homes project and all required corporate data. Sino American-Yung Jin has provided corporate data to Wulf and information on their business activities. This was followed by due diligence by both parties and a period of negotiations that has now resulted in a formal loan agreement. Today Yung Jin disclosed that their bank is Deutsche Bank of Germany and that they will provide more banking details later this week. Wulf has informed Yung Jin that it intends to engage ABN AMRO bank to handle the matter for Wulf. The terms and conditions of the loan are as follows:

o The amount of the loan is $500 million for a term of 10 years. Interest will be 3% payable in arrears. The term may be extended by mutual consent of the parties for an additional 10 years.
o Wulf must use the loan funds for its Philippines Low-Cost Humanitarian Housing Project.
o Wulf must provide to Yung Jin as collateral a bank guarantee in the amount of $500 million for a term of 10 years or lesser terms if mutually agreed to by the parties.
o    The loan transaction shall be executed on a bank to bank basis.

In addition to its main office in Schenzhen, Sino American International Foundation Ltd has disclosed that they have offices in New York City, Hong Kong, and Kuala Lumpur. Further, they disclosed that their company is engaged in making loans for humanitarian projects both inside China and in other countries. Recent loans described by Sino American include funding for a rural electrical power project in Malaysia and similar humanitarian loans for projects in Mongolia and Zimbabwe. The Chairman of both Sino American and Yung Jin is Mr. Zhipu Chai, former Deputy Minister of Energy and Environment in the Chinese Government.

International loans of this size are very complicated in nature, must necessarily involve major international banks, and are subject to numerous banking and other regulations and disclosures. Any number of problems may arise that will prevent the transfer of the Yung Jin funds to Wulf International for its Philippines Project.

SAFE  HARBOR  STATEMENT  UNDER  THE  PRIVATE  LITIGATION  REFORM  ACT  OF  1995.
Statements contained in this document which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WULF INTERNATIONAL LTD


                                                 /s/ George R. Wulf
                                                --------------------------------
Date: October 16, 2002                          George R. Wulf, Chairman and CEO